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                                                                    Exhibit 10.2

THIS IS AN ADDENDUM TO THE CONTRACT OF EMPLOYMENT OF EDWARD MCCORMACK AND FLAG TELECOM HOLDINGS LIMITED ("FLAG") DATED 30 NOVEMBER 2001 ("THE CONTRACT")


Dear Ed:

EXECUTIVE RETENTION PROGRAM ("THE PROGRAM")

The purpose of the Program is to retain executives who are critical to maintaining the ongoing operations of FLAG Telecom Holdings Limited and its group companies.

You will become entitled to a sum of US$750,000 minus applicable tax withholding (the "RETENTION PAYMENT AMOUNT") on 9 April 2002 (the "PAYMENT DATE").

Furthermore, you will be entitled to 0.75% of the Enterprise Value (as defined in the William M. Mercer Report addressed to John Draheim, "Enterprise value is defined as Working Capital + Market Value of Debt + Market Value of Equity") of FLAG Telecom Holdings Limited and its group companies over a threshold of US$150 million at the time a restructuring plan is decided upon by the Court in the context of the current restructuring of FLAG Telecom Holdings Limited.

If you terminate your employment with FLAG or give notice to terminate your employment with FLAG prior to the decision on a restructuring plan by the Court then you will repay the net Retention Payment Amount to FLAG immediately.

FLAG considers that the current change of control language in Clause 2.2(b) ("Change of Control") in the Contract linked to payment is not triggered by the Court's decision on a restructuring plan, its implementation, or any part of such process. In the event that such restructuring is held to be a Change of Control at some future date, the Retention Payment Amount will be deducted from any entitlement in the event of a Change of Control.

If you agree to these revised terms please sign and return to me the attached copy of this agreement.

/s/ Andres Bande
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FOR AND ON BEHALF OF FLAG

DATE  April 10, 2002
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/s/ Edward McCormack
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EDWARD MCCORMACK

DATE  April 10, 2002
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